UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2008
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-15045	75-1927578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Intervoice, Inc. (“Intervoice”) and Robert E. Ritchey, Chief Executive Officer of Intervoice, entered into a Second Amendment to Employment Agreement (the “Second Amendment”) on February 28, 2008. The Second Amendment, which is effective as of February 28, 2008, amends Mr. Ritchey’s Employment Agreement, effective December 1, 2004, to, among other things, extend the term of his employment agreement on substantially the existing terms through August 31, 2008. This summary is qualified in its entirety by reference to the Second Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     James A. Milton, formerly Executive Vice President and Chief Operating Officer of Intervoice has assumed the title of President, making him Intervoice’s President and Chief Operating Officer. Mr. Ritchey remains Intervoice’s Chief Executive Officer. The resolution appointing Mr. Milton President was approved by the Board on February 26, 2008.

Item 9.01.	Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired.
     Not applicable.
     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Shell Company Transactions.
     Not applicable.
     (d) Exhibits.

Exhibit
Number	Exhibit Title

10.1	Second Amendment to Employment Agreement between Intervoice and Robert E. Ritchey, dated February 28, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
	By:	/s/ Dean C. Howell
Dean C. Howell
Date: March 3, 2008		Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1	Second Amendment to Employment Agreement between Intervoice and Robert E. Ritchey dated February 28, 2008